                        [COOLEY GODWARD LLP LETTERHEAD]


                                                                     EXHIBIT 8.1


October 30, 2000


Exelixis, Inc.
170 Harbor Way
P.O. Box 511
South San Francisco, CA 94083

Ladies and Gentlemen:

    This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the Proxy Statement and Prospectus relating to the Agreement and Plan of Merger and Reorganization dated as of September 7, 2000 (the "Reorganization Agreement") by and among Exelixis, Inc., a Delaware corporation ("Parent"), Athens Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Agritope, Inc., a Delaware corporation (the "Company").

    Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code, as amended (the "Code").

    We have acted as counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

    (A) the Reorganization Agreement;

    (B) the Registration Statement;


    (C) those certain tax representation letters dated October 30, 2000, and delivered to us by Parent, Merger Sub and the Company (the "Tax Representation Letters"); and


    (D) such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

    In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

    (A) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

    (B) All representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

    (C) All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

    (D) The Merger will be reported by Parent and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below;

    (E) The Merger will be consummated in accordance with the Reorganization Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

    (F) The $750,000 note issued by the Company to Parent prior to the date hereof constitutes debt and not equity of the Company:



    (G) Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification; and



    (H) The opinion, rendered by Tonkon Torp LLP to the Company has been delivered and has not been withdrawn.


    Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, for federal income tax purposes, the Merger will be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.


    In addition to your request for our opinion on this specific matter of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Material Federal Income Tax Consequences" contained in the Registration Statement and believe that, insofar as it relates to statements of law and legal conclusions, it sets forth the material United States federal income tax considerations generally applicable to the Merger and is correct in all material respects.


    This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Reorganization Agreement and does not address the federal tax consequences of any transaction other than the Merger as described in the Reorganization Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Reorganization Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

    No opinion is expressed as to any transaction whatsoever, including the Merger, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

    This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Internal Revenue Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    This opinion is being delivered solely in connection with the Registration Statement. It is intended for the benefit of Parent and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent.

    We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

/s/ ROBERT H. MILLER


Robert H. Miller